Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated April 29, 2013, with respect to the statement of financial position of Pacific Therapeutics Ltd as of December 31, 2012, and the statements of comprehensive loss, changes in equity and statement of cash flows for the year then ended, which report appears in Form 20-F of Pacific Therapeutics Ltd.

/s/ Leed Advisors Inc.

Leed Advisors Inc.
Chartered Accountants
Surrey, British Columbia
June 14, 2013